Exhibit 10.1

LONGS DRUG STORES CORPORATION

1995 LONG TERM INCENTIVE PLAN STOCK OPTION AGREEMENT

THIS AGREEMENT, made as of the [    ] day of [                ] 200   (the “Grant Date”), by and between LONGS DRUG STORES CORPORATION, having its principal office at 141 North Civic Drive, Walnut Creek, California 94596 (the “Company”) and [                                ], (the “Optionee”) an employee of Longs Drug Stores California, Inc. (the “Subsidiary”) [a member of the Company’s Board of Directors].

W I T N E S S E T H:

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) is of the opinion that the interests of the Company will be advanced by granting an incentive to employees of the Subsidiary and the Board is also of the opinion that the interests of the Company will be advanced by granting an incentive to members of the Board by making it possible for each of them to purchase shares of the Company’s common stock on terms which will give them a direct and continuing interest in the future success of the Company’s business; and

WHEREAS, the Company previously adopted the Longs Drug Stores Corporation 1995 Long-Term Incentive Plan (the “Plan”);

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties agree as follows:

1. Grant of Options. Subject and pursuant to all terms and conditions of the Plan, the Company agrees to and does hereby grant to Optionee the right and option (the “Options”) to purchase up to [                ] shares of common stock of the Company. The purchase price for exercise of the Options shall be $[      .      ] per share. The Options granted under this Agreement are intended to be nonqualified stock options.

2. Exercise of Option. The Options will become exercisable in installments as set forth in the table below:

Completed Years of Vesting from the Grant Date	Percentage of Total Shares Exercisable
Less than 1	- 0 -

1, but less than 2	25%

2, but less than 3	50%

3, but less than 4	75%

4 or more	100%

For purposes of this Section 2,

“Completed Year of Vesting” shall mean 365 days of active Service as may be further modified by Section 9 of this Agreement.

In the event there is a Termination of Optionee as a result of death, disability, resignation or otherwise, Optionee’s vested interest in the Option shall be determined as of the date his/her Termination. Notwithstanding the foregoing, in the event of (i) the Termination of Optionee at or after and on account of Normal Retirement, (ii) the Termination of Optionee other than for Cause by the Company or any Subsidiary (and other than by reason of death) within two years after the date of a Change in Corporate Control, or (iii) Optionee’s voluntary Termination during the period commencing on the date of a Change in Corporate Control and ending on the date One Hundred and Eighty (180) days after the date of a Change in Corporate Control, provided such Termination was preceded by a material and detrimental alteration of Optionee’s position, responsibilities, compensation or benefits from those in effect immediately prior to the Change in Corporate Control, or (iv) Optionee’s voluntary Termination during the period commencing on the date One Hundred and Eighty (180) days after the date of a Change in Corporate Control and ending on the date two years after the date of a Change in Corporate Control, then the Options immediately shall become fully vested and exercisable as of the date of his/her Termination, provided that the accelerated vesting (together with any other payments and benefits the Optionee is entitled to in connection with the Change in Corporate Control) does not cause the Optionee to receive an excess parachute payment which would subject the Optionee to an excise tax under Section 4999 of the Internal Revenue Code or any successor provision thereto. In the event the acceleration of the vesting of the Options would subject the Optionee to an excise tax under Section 4999 of the Internal Revenue Code or any successor provision thereto, then the number of Options which receive accelerated vesting and/or any other payments or benefits that contribute to the imposition of the excise tax shall be reduced to the extent necessary to avoid the imposition of such excise tax. The Optionee shall elect which payments, benefits or reduction of Options’ acceleration shall be reduced so that there is no imposition of excise tax.

3. Term. The Options may not be exercised beyond the day immediately preceding the tenth (10th) anniversary of the Grant Date (the “Expiration Date”) and may be exercised during such term only in accordance with the terms and provisions of the Plan and this Agreement. In the event of Optionee’s Termination, Optionee shall have the right to exercise the Option for the following periods after such Termination, but only to the extent that the Option was exercisable at the date of such Termination and it is exercised prior to the Expiration Date.

(a) In the event of Termination at or after and on account of Normal Retirement, the vested Options shall be exercisable for a period of three years after the date of his/her Termination.

(b) In the event of Optionee’s voluntary Termination or Termination by the Company or the Subsidiary without Cause, the vested Options shall be exercisable for a period of ninety days after the date of his/her Termination.

(c) In the event of Optionee’s Termination by the Company or the Subsidiary with Cause, the vested Options shall cease to be exercisable on the date of his/her Termination.

(d) In the event of Optionee’s death while the Options are exercisable, the vested Options shall be exercisable for a period of one year after the date of his/her death.

(e) Notwithstanding the foregoing, in the event of (i) Optionee’s Termination other than for Cause by the Company or any Subsidiary (and other than by reason of death) within two years after the date of a Change in Corporate Control, or (ii) voluntary Termination by Optionee within two years after the date of a Change in Corporate Control, provided such Termination was preceded by a material and detrimental alteration of Optionee’s position, responsibilities, compensation or benefits from those in effect immediately prior to the Change in Corporate Control, then the vested Options shall be exercisable for a period of one year after the date of Termination.

4. Payment of Purchase Price Upon Exercise. The Options granted under this Agreement may be exercised in whole or in part by Optionee delivering or mailing to the Company at its principal office, or such other place as the Company may designate, written notice of exercise in the form prescribed by the Committee, and duly signed by Optionee. Options may be exercised only for whole shares. Such exercise shall be effective upon (a) receipt of such written notice by the Company and (b) payment to the Company of the full purchase price in cash, in shares of Common Stock or, at the discretion of the Committee, any other form permitted under the Plan (including, to the extent permitted by the Committee, by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board). In the event Optionee desires to pay the exercise price with shares of Common Stock, Optionee shall deliver already-owned shares of Common Stock that either have been held for the period required to avoid a charge to the Company’s reported earnings (generally six months) or were not acquired, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at fair market value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Committee at the time the option is exercised, shall include delivery to the Company of Optionee’s attestation of ownership of such shares of Common Stock in a form approved by the Committee. Notwithstanding the foregoing, the Options may not be exercised by tender to the Company of Common Stock to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

5. Issuance and Delivery. Optionee’s written notice to the Company shall state the number of shares of Common Stock with respect to which the Options are being exercised and specify a date, consistent with the option exercise rules established by the Committee, on which the shares of Common Stock will be taken and payment made therefor. On the date specified in the notice of exercise, the Company shall deliver, or cause to be delivered to Optionee (or his/her personal representative, as the case may be) stock certificates for the number of shares of Common Stock with respect to which the Options are being exercised, against receipt of payment therefor in full and delivery of, if required by the Committee, (i) a written certificate of Optionee (or his personal representative, as the case may

be) to the effect that he/she is purchasing such shares for investment and not with a view to the sale or distribution of any such shares. Certificates evidencing shares of Common Stock issued upon exercise of the Options may contain such legends reflecting any restrictions upon transfer of the shares evidenced thereby as in the opinion of counsel to the Company may be necessary for the lawful and proper issuance of such certificates. Delivery of the shares of Common Stock may be made at the office of the Company or at the office of a transfer agent appointed for the transfer of shares of Common Stock. The Option may not be exercised if the issuance of shares of Common Stock upon such exercise would constitute a violation of any applicable Federal or State securities or other law or regulation.

6. Withholding Obligations. (a) At the time the Options are exercised, in whole or in part, or at any time thereafter as requested by the Company, Optionee hereby authorizes withholding from payroll and any other amounts payable to him/her, and otherwise agree to make adequate provision for (including, to the extent permitted by the Committee, by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or the Subsidiary which arise in connection with exercise of the Options.

(b) Upon request of Optionee and subject to approval by the Committee in its sole discretion, and in compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to Optionee upon the exercise of the Options a number of shares having a fair market value, determined by the Committee as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of the Options, share withholding pursuant to the preceding sentence shall not be permitted. Shares shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of the Options that are otherwise issuable to Optionee upon such exercise. Any adverse consequences to Optionee arising in connection with such share withholding procedure shall be Optionee’s sole responsibility.

(c) The Options are not exercisable unless the tax withholding obligations of the Company and/or the Subsidiary are satisfied. Accordingly, Optionee may not be able to exercise the Options when desired even though the Options are vested, and the Company shall have no obligation to issue a certificate of such shares.

7. Transferability. The Options shall not be transferable otherwise than by will or by the laws of descent and distribution. The Options shall not be subject, in whole or in part, to attachment, execution or levy of any kind.

8. Exercisability. During the lifetime of the Optionee, the Options (to the extent Optionee’s rights are vested) shall be exercisable only by him/her and only while employed by the Company or as provided in Section 3.

9. Leave of Absence. For purposes of this Agreement, whether an authorized leave of absence or absence for military or governmental service shall constitute a

Termination shall be determined by the Committee. For purposes of determining Optionee’s Completed Years of Vesting from the Grant Date for calculating the percentage of Options exercisable in accordance with Section 2 above, no Service will be credited toward a Completed Year of Vesting while you are on an unpaid leave of absence unless (a) the Company is required by law to give credit for such period of time or (b) the crediting of Service under the Plan during such leave of absence is approved by the written consent of the President or Senior Vice President, Human Resources of the Company.

For purposes of this Section 9,

“Completed Year of Vesting” shall mean 365 days of active Service.

10. Rights as a Shareholder. Neither Optionee nor his/her beneficiary or legal representative shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares of Common Stock issuable upon the exercise of the Options, unless and until certificates representing such shares shall have been issued and delivered to the Optionee (or his/her legal representative).

11. Recapitalization. In the event of any change in the outstanding Common Stock by reason of stock dividends, special dividends, recapitalizations, reorganizations, mergers, consolidation, split-up, combinations or exchanges of shares and the like, the number and kind of shares under this Agreement and the purchase price per share hereof shall be appropriately adjusted consistent with such change. The determination of the Committee as to any adjustment shall be final, binding and conclusive.

12. Continued Service. Neither this Agreement nor the Options granted hereunder shall (a) confer upon Optionee any right to continue in the employ of the Company or the Subsidiary or to serve on the board of directors of the Company or the Subsidiary, or (b) limit in any respect the right of the Company or the Subsidiary to terminate the Service of Optionee at any time.

13. Optionee Bound by Plan. Optionee hereby acknowledges receipt of a copy of the Plan and the Plan prospectus and agrees to be bound by all the terms and provisions in the Plan, including the terms and provisions adopted after the granting of these Options but prior to the complete exercise hereof. If there is a conflict between the terms of this Agreement and the terms of the Plan, the Plan shall control. The Committee’s interpretation of the Plan or this Agreement and all decisions and determinations by the Committee with respect to the Plan or this Agreement shall be final, binding and conclusive on all parties.

14. Notices. Any notice hereunder to the Company shall be addressed to it at its offices, 141 North Civic Drive, Walnut Creek, CA 94596, Attn: Corporate Secretary and any notice hereunder to Optionee shall be addressed to him/her at the address indicated in the Subsidiary’s personnel records, subject to the right of either party at any time hereafter to designate in writing some other address.

15. Miscellaneous. This Agreement and the Plan contain the entire understanding and agreement between the parties relating to the Options, except as otherwise referred to herein, and supersedes any prior agreement between the parties, whether written or oral, regarding the Options. Neither this Agreement nor any provision hereof may be waived, modified, amended, changed, discharged or terminated, except by an agreement in writing signed by the party against whom enforcement of any waiver, modification, change, amendment, discharge or termination is sought. Without the written agreement of the Optionee, this Agreement may not be modified or amended to the Optionee’s detriment. To the extent that any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any manner be affected or impaired thereby. Terms not defined herein shall have the meaning specified in the Plan. This Agreement shall be governed by the laws of the State of California, without reference to the choice of law rules thereof.

*        *        *        *

IN WITNESS WHEREOF, the parties agree to the terms and conditions stated herein by signing and returning to the Company the attached copy hereof.

LONGS DRUG STORES CORPORATION

By:

By:

OPTIONEE

By: